Exhibit 99.1

Healthcare Triangle, Inc. Announces Approval of $2 Million Share Repurchase Plan

PLEASANTON, Calif., March 11, 2026 (PRNEWSWIRE) — Healthcare Triangle, Inc. (Nasdaq: HCTI) (“HCTI” or the “Company”), a leader in digital transformation solutions including managed services, cloud enablement, and data analytics for the healthcare and life sciences industries, today announces that its Board of Directors has approved a share repurchase program authorizing the Company to repurchase up to $2,000,000 of its outstanding common stock (“2026 Share Repurchase Plan”). The 2026 Share Repurchase Plan was approved by the Company’s Board of Directors on March 9, 2026, and became effective immediately.

Under the newly authorized plan, the Company may repurchase shares of its common stock from time to time through open market transactions, privately negotiated transactions, or other means in accordance with applicable securities laws and regulations. Repurchases may be conducted pursuant to Rule 10b-18 under the Securities Exchange Act of 1934, as well as under Rule 10b5-1 trading plans that may be adopted by the Company. The timing, volume, and nature of repurchases will be determined by management at its discretion based on market conditions, the trading price of the Company’s common stock, corporate liquidity requirements, applicable legal requirements, and other factors.

The repurchase program authorizes purchases of up to an aggregate of $2,000,000 of the Company’s common stock. The program does not obligate the Company to acquire any particular amount of shares, and the program may be suspended, modified, or discontinued at any time at the Company’s discretion. Any shares repurchased under the program may be held as treasury stock or retired, as determined by the Company.

“The approval of this share repurchase program reflects the Board’s commitment to prudent capital allocation and its confidence in the Company’s long-term strategy,” said David Ayanoglou, Chief Financial Officer of Healthcare Triangle, Inc. “The program provides the Company with flexibility to opportunistically repurchase shares while continuing to support our operational and strategic priorities.”

The Board also authorized the Company’s officers to take all necessary actions to implement the plan, including engaging qualified brokers and making required filings with the Securities and Exchange Commission. The Company may fund repurchases under the program using available cash and cash equivalents or other sources of liquidity.

About Healthcare Triangle

Healthcare Triangle, Inc. based in Pleasanton, California, reinforces healthcare progress through breakthrough technology and extensive industry knowledge and expertise. We support healthcare organizations including hospitals and health systems, payers, and pharma/life sciences organizations in their effort to improve health outcomes through better utilization of the data and information technologies that they rely on. Healthcare Triangle achieves HITRUST Certification for Cloud and Data Platform (CaDP), marketed as CloudEz™ and DataEz™. HITRUST Risk-based, 2-year (r2) Certified status demonstrates to our clients the highest standards for data protection and information security. Healthcare Triangle enables the adoption of new technologies, data enlightenment, business agility, and response to immediate business needs and competitive threats. The highly regulated healthcare and life sciences industries rely on Healthcare Triangle for expertise in digital transformation encompassing the cloud, security and compliance, data lifecycle management, healthcare interoperability, and clinical & business performance optimization. For more information, please visit www.healthcaretriangle.com

Forward-Looking Statement:

This report contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to, statements regarding the Company’s share repurchase program, including the timing, amount, and method of any repurchases. These statements are based on current expectations, estimates, forecasts, and projections about the industry and markets in which Healthcare Triangle, Inc. operates, as well as management’s beliefs and assumptions. Forward-looking statements include, but are not limited to, statements regarding revenue growth, margin expansion, market opportunities, and strategic initiatives. These statements involve risks, uncertainties, and assumptions that are difficult to predict. Actual outcomes may differ materially from those expressed or implied in any forward-looking statements due to various factors beyond the company’s control, including changes in market conditions, client demand, regulatory developments, and execution risks. Readers are cautioned not to place undue reliance on these forward-looking statements. Healthcare Triangle, Inc. undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law.

Investors:

1-800-617-9550

ir@healthcaretriangle.com